Exhibit 99.3

[LETTERHEAD OF CREDIT SUISSE SECURITIES (USA) LLC]

Board of Directors

Coca-Cola Enterprises Inc.

2500 Windy Ridge Parkway

Atlanta, Georgia 30339

Members of the Board:

We hereby consent to the inclusion of our opinion letter, dated February 24, 2010, to the Board of Directors of Coca-Cola Enterprises Inc. (“CCE”) as Annex C-2 to, and reference thereto under the headings “SUMMARY—Opinions of CCE’s Financial Advisors—Credit Suisse Securities (USA) LLC” and “SPECIAL FACTORS—Opinions of CCE’s Financial Advisors—Credit Suisse Securities (USA) LLC” in, the proxy statement/prospectus relating to the proposed transaction involving CCE and The Coca-Cola Company, which proxy statement/prospectus forms a part of the Registration Statement on Form S-4 of International CCE Inc. (the “Registration Statement”). By giving such consent, we do not thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “expert” as used in, or that we come within the category of persons whose consent is required under, the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,

/s/ CREDIT SUISSE SECURITIES (USA) LLC
CREDIT SUISSE SECURITIES (USA) LLC

May 25, 2010